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                                                                     Exhibit (J)


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post Effective Amendment No. 19 to the registration statement on Form N-1A ("Registration Statement") of our reports dated August 4, 2000, relating to the financial statements and financial highlights which appears in the June 30, 2000 Annual Report to Shareholders of Meridian Fund and Meridian Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP



San Francisco, California
November 1, 2000